Exhibit 99.1

United Online Reports Second Quarter 2015 Financial Results

  Revenues met guidance and adjusted OIBDA exceeded guidance

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--August 4, 2015--United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer services and products over the Internet, today reported financial results for its second quarter ended June 30, 2015.

Second Quarter 2015 Consolidated Financial Highlights

  Revenues were $50.1 million, a decrease of 8% from $54.6 million in the second quarter of 2014. Consolidated revenues exceeded the mid-point of the guidance range.
  Operating income was $3.2 million as compared to an operating loss of $0.4 million in the second quarter of 2014. Operating income exceeded the guidance range.
  Adjusted OIBDA was $9.3 million, a decrease of 8% from $10.2 million in the second quarter of 2014. Adjusted OIBDA exceeded the guidance range.
  The Company remained debt free and had cash and cash equivalents of $75.0 million, or $5.07 per diluted share, at June 30, 2015, compared to $70.4 million, or $4.98 per diluted share, at June 30, 2014.

Second Quarter 2015 Business Highlights

  MyPoints’ mobile app Swappable™, which allows users to purchase, share, personalize, and swap gift cards from a variety of merchants, reached 70,000 downloads to date. Marketing efforts have started to ramp, beginning with the MyPoints’ member base of 9 million, as well as to other potential users in the broader e-commerce community.
  Classmates grew its quarterly paid subscribers for the second sequential quarter for the first time since 2010. As it relates to mobile, Classmates achieved a 75% year-over-year increase in mobile contribution of new paid subscribers and a 17% year-over-year increase in mobile member visits.
  StayFriends’ new mobile registration process contributed to a 58% year-over-year improvement in new mobile registrations with 30% of all new members now registering through mobile.

Management Commentary

“We are pleased with our second quarter performance, which met or exceeded our expectations from a revenue and profitability standpoint,” commented Francis Lobo, President and Chief Executive Officer. “We continue to make progress on our overall growth strategy and we are intently focused on strengthening our foothold in the e-commerce and loyalty space. We have also just started to market Swappable to the MyPoints user base in addition to adding several new features to improve on its functionality.”

Mr. Lobo concluded, “We are encouraged by the ongoing progress on our strategic initiatives which position us well for future growth in our key focus areas of e-commerce and loyalty and value-based communications. We believe we have the necessary resources and remain focused on M&A as a core part of our strategy.”

Business Outlook

United Online is initiating guidance for the third quarter of 2015 as follows:

  Revenues within a range of $48.5 to $51.5 million;
  Adjusted OIBDA within a range of $7.5 to $9.5 million; and
  Operating income within a range of $1.7 to $3.7 million.

United Online is reiterating its adjusted OIBDA guidance for the full year of 2015 but is lowering the revenue guidance range due to the timing of new product launches which are now expected in late 2015 and into the first quarter of 2016. The updated guidance is as follows:

  Revenues within a range of $203.0 to $208.0 million;
  Adjusted OIBDA within a range of $33.0 to $38.0 million; and
  Operating income within a range of $8.6 to $13.6 million.

The table below reconciles the Company’s guidance for operating income, a GAAP measure, to adjusted OIBDA, a non-GAAP measure.

(in millions)	Third Quarter 2015 Guidance	Full Year 2015 Guidance
Revenues	$48.5 – $51.5	$203.0 – $208.0
Operating Income	$1.7 – $3.7	$8.6 – $13.6
Depreciation	$2.8	$11.5
Amortization of intangible assets	$0.9	$3.5
Stock-based compensation	$1.8	$7.1
Restructuring, transaction-related and litigation or dispute settlement costs	$0.3	$2.3
Adjusted OIBDA(1)	$7.5 – $9.5	$33.0 – $38.0

Conference Call Information

Francis Lobo, President and Chief Executive Officer, and Edward Zinser, Executive Vice President and Chief Financial Officer, will host a conference call to discuss the results as well as the Company's future outlook for the third quarter and full year of 2015 at 2:00 p.m. PT (5:00 p.m. ET) on Tuesday, August 4, 2015. To access the call, participants should dial (877) 407-4018 or (201) 689-8471 for participants outside of the U.S. and Canada. The passcode is 13614111. Alternatively, a live webcast of the conference call will be accessible within the Investors section of the company’s website at www.unitedonline.com.

A replay of the broadcast will be available for at least seven days following the call on the company’s website, or by dialing (877) 870-5176 (or (858) 384-5517 outside of the U.S. and Canada) and using the replay passcode, 13614111.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$50,064	$54,600	$99,971	$109,969

Operating expenses:
Cost of revenues(a)	16,869	17,120	34,148	36,447
Sales and marketing(a)	11,741	12,959	24,559	27,966
Technology and development(a)	6,204	6,886	13,156	14,838
General and administrative(a)	10,706	16,320	23,244	34,355
Amortization of intangible assets	525	1,383	1,007	2,764
Restructuring and other exit costs	822	331	967	2,587
Total operating expenses	46,867	54,999	97,081	118,957

Operating income (loss)	3,197	(399)	2,890	(8,988)

Interest income	91	99	181	191
Other income, net	2	55	70	68

Income (loss) before income taxes	3,290	(245)	3,141	(8,729)
Provision for income taxes	933	2,005	1,643	3,908
Income (loss) from continuing operations	$2,357	$(2,250)	$1,498	$(12,637)
Income (loss) from discontinued operations, net of income tax	-	-	-	-
Net income (loss)	$2,357	$(2,250)	$1,498	$(12,637)
Income allocated to participating securities	(96)	-	(66)	-
Net income (loss) attributable to common stockholders	$2,261	$(2,250)	$1,432	$(12,637)

Basic net income (loss) per common share:
Basic net income (loss) per common share	$0.15	$(0.16)	$0.10	$(0.90)
Shares used to calculate basic net income (loss) per common share	14,663	14,130	14,547	14,014
Diluted net income (loss) per common share:
Diluted net income (loss) per common share	$0.15	$(0.16)	$0.10	$(0.90)
Shares used to calculate diluted net income (loss) per common share	14,787	14,130	14,645	14,014

Shares outstanding at end of period	14,735	14,177	14,735	14,177

(a) Stock-based compensation was allocated as follows:
Cost of revenues	$49	$30	$119	$88
Sales and marketing	146	119	298	299
Technology and development	241	224	619	589
General and administrative	1,179	1,658	2,484	3,926
Total stock-based compensation	$1,615	$2,031	$3,520	$4,902

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2015	December 31, 2014

ASSETS
Cash and cash equivalents	$75,010	$78,795
Accounts receivable, net of allowance	12,062	14,509
Inventories, net	5,989	5,416
Deferred tax assets, net	1,667	1,788
Property and equipment, net	22,698	22,781
Goodwill and intangible assets, net	71,225	72,461
Other assets	9,878	9,146
Total assets	$198,529	$204,896

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$11,210	$12,298
Accrued liabilities	18,920	30,829
Member redemption liability	17,941	18,647
Deferred revenue	33,899	34,753
Deferred tax liabilities, net	1,749	890
Other liabilities	7,395	5,766
Total liabilities	91,114	103,183

Stockholders' equity	107,415	101,713

Total liabilities and stockholders' equity	$198,529	$204,896

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,357	$(2,250)	$1,498	$(12,637)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	3,662	5,093	7,428	10,138
Stock-based compensation	1,615	2,031	3,520	4,902
Provision for doubtful accounts receivable	36	(11)	18	(54)
Deferred taxes, net	591	486	903	1,188
Tax benefits (shortfalls) from equity awards	-	4	-	(7)
Excess tax benefits from equity awards	-	-	-	(56)
Other, net	51	196	278	159
Change in operating assets and liabilities:
Accounts receivable, net	(279)	699	2,298	5,745
Inventories, net	(1,572)	1,100	(925)	2,567
Other assets	(1,254)	(727)	(986)	533
Accounts payable and accrued liabilities	(6,861)	4,192	(12,213)	1,566
Member redemption liability	(85)	(746)	(707)	(1,473)
Deferred revenue	(1,083)	(1,737)	-	(869)
Other liabilities	177	(2,465)	564	(2,509)
Net cash provided by (used for) operating activities	(2,645)	5,865	1,676	9,193

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,452)	(2,895)	(5,293)	(5,142)
Purchases of rights, content and intellectual property	(181)	(257)	(398)	(481)
Purchases of investments	-	(23)	-	(36)
Proceeds from sales of investments	61	5	127	15
Net cash used for investing activities	(3,572)	(3,170)	(5,564)	(5,644)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of stock options	436	-	1,287	-
Proceeds from employee stock purchase plans	936	826	936	826
Repurchases of common stock	(10)	(243)	(1,310)	(2,358)
Excess tax benefits from equity awards	-	-	-	56
Net cash provided by (used for) financing activities	1,362	583	913	(1,476)

Effect of foreign currency exchange rate changes on cash and cash equivalents	344	(149)	(810)	41

Change in cash and cash equivalents	(4,511)	3,129	(3,785)	2,114
Cash and cash equivalents, beginning of period	79,521	67,299	78,795	68,314
Cash and cash equivalents, end of period	$75,010	$70,428	$75,010	$70,428

UNITED ONLINE, INC.
Unaudited Reconciliation of Operating Income (Loss) to Adjusted OIBDA
(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Operating income (loss)	$3,197	$(399)	$2,890	$(8,988)
Depreciation	2,820	3,426	5,794	6,814
Amortization of intangible assets	842	1,667	1,634	3,324
Operating income before depreciation and amortization	6,859	4,694	10,318	1,150
Stock-based compensation	1,615	2,031	3,520	4,902
Restructuring and other exit costs	822	331	967	2,587
Litigation or dispute settlement charges	21	3,099	161	4,734
Transaction-related costs	21	-	254	-
Adjusted OIBDA(1)	$9,338	$10,155	$15,220	$13,373

Unaudited Reconciliation of Net Cash Provided By (Used For) Operating Activities to Free Cash Flow(2)
(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net cash provided by (used for) operating activities	$(2,645)	$5,865	$1,676	$9,193
Adjustments:
Capital expenditures	(3,452)	(2,895)	(5,293)	(5,142)
Excess tax benefits from equity awards	-	-	-	56
Cash paid for restructuring and other exit costs	576	1,378	845	2,269
Cash paid for litigation or dispute settlement charges(a)	6,406	596	7,267	976
Cash paid for transaction-related costs	72	-	267	575
Free cash flow(2)	$957	$4,944	$4,762	$7,927

(a) Cash paid for litigation or dispute settlement charges for the quarter and six months ended June 30, 2015 included a $6.4 million payment to the Internal Revenue Service for prior years related to the MyPoints member redemption liability tax treatment.

UNITED ONLINE, INC.
Unaudited Segment Information(a)
(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Communications
Revenues:
Services	$16,415	$17,409	$33,391	$34,777
Products	1,005	1,444	2,775	3,441
Advertising	5,788	7,342	11,306	13,651
Total revenues	23,208	26,195	47,472	51,869

Operating expenses:
Cost of revenues	9,012	10,080	19,850	21,145
Sales and marketing	3,292	3,389	6,929	7,753
Technology and development	2,232	2,511	5,051	5,205
General and administrative	2,160	2,521	4,715	5,115
Restructuring and other exit costs	826	(8)	932	179
Total operating expenses	17,522	18,493	37,477	39,397

Operating income	5,686	7,702	9,995	12,472

Depreciation	696	732	1,464	1,481
Segment income from operations	6,382	8,434	11,459	13,953
Stock-based compensation	347	414	881	958
Restructuring and other exit costs	826	(8)	932	179
Litigation or dispute settlement charges	34	-	96	-
Segment adjusted OIBDA	$7,589	$8,840	$13,368	$15,090

Commerce & Loyalty
Revenues:
Advertising and other	$8,260	$7,355	$15,405	$15,954
Total revenues	8,260	7,355	15,405	15,954

Operating expenses:
Cost of revenues	4,601	3,194	8,012	7,791
Sales and marketing	2,184	2,327	4,387	5,055
Technology and development	823	918	1,708	2,209
General and administrative	970	1,071	2,023	2,257
Amortization of intangible assets	71	71	143	142
Restructuring and other exit costs	-	95	(2)	1,093
Total operating expenses	8,649	7,676	16,271	18,547

Operating loss	(389)	(321)	(866)	(2,593)

Depreciation	374	337	726	916
Amortization of intangible assets	71	71	143	142
Segment income (loss) from operations	56	87	3	(1,535)
Stock-based compensation	145	108	299	248
Restructuring and other exit costs	-	95	(2)	1,093
Litigation or dispute settlement charges	(13)	-	20	-
Segment adjusted OIBDA	$188	$290	$320	$(194)

Social Media
Revenues:
Services	$16,619	$19,082	$33,194	$38,592
Products	992	932	1,497	1,348
Advertising and other	1,244	1,247	2,923	2,565
Total revenues	18,855	21,261	37,614	42,505

Operating expenses:
Cost of revenues	3,271	3,857	6,317	7,534
Sales and marketing	6,509	7,449	13,732	15,594
Technology and development	3,149	3,457	6,397	7,424
General and administrative	3,156	6,323	6,187	12,029
Amortization of intangible assets	454	1,312	864	2,622
Restructuring and other exit costs	-	143	3	364
Total operating expenses	16,539	22,541	33,500	45,567

Operating income (loss)	2,316	(1,280)	4,114	(3,062)

Depreciation	1,593	2,250	3,280	4,212
Amortization of intangible assets	771	1,596	1,491	3,182
Segment income from operations	4,680	2,566	8,885	4,332
Stock-based compensation	260	408	551	805
Restructuring and other exit costs	-	143	3	364
Litigation or dispute settlement charges	-	3,099	-	4,354
Segment adjusted OIBDA	$4,940	$6,216	$9,439	$9,855

Total segment adjusted OIBDA	$12,717	$15,346	$23,127	$24,751

Reconciliation of segment revenues to consolidated revenues:
Communications	$23,208	$26,195	$47,472	$51,869
Commerce & Loyalty	8,260	7,355	15,405	15,954
Social Media	18,855	21,261	37,614	42,505
Corporate	-	6	-	100
Intersegment eliminations	(259)	(217)	(520)	(459)
Consolidated revenues	$50,064	$54,600	$99,971	$109,969

Reconciliation of segment operating expenses to consolidated operating expenses:
Communications	$17,522	$18,493	$37,477	$39,397
Commerce & Loyalty	8,649	7,676	16,271	18,547
Social Media	16,539	22,541	33,500	45,567
Unallocated corporate expenses	4,416	6,506	10,353	15,905
Intersegment eliminations	(259)	(217)	(520)	(459)
Consolidated operating expenses	$46,867	$54,999	$97,081	$118,957

Reconciliation of segment income (loss) from operations to consolidated operating income (loss):
Communications	$6,382	$8,434	$11,459	$13,953
Commerce & Loyalty	56	87	3	(1,535)
Social Media	4,680	2,566	8,885	4,332
Total segment income from operations	11,118	11,087	20,347	16,750
Corporate revenues	-	6	-	100
Depreciation	(2,820)	(3,426)	(5,794)	(6,814)
Amortization of intangible assets	(842)	(1,667)	(1,634)	(3,324)
Unallocated corporate expenses, excluding depreciation	(4,259)	(6,399)	(10,029)	(15,700)
Consolidated operating income (loss)	$3,197	$(399)	$2,890	$(8,988)

Reconciliation of segment adjusted OIBDA to consolidated adjusted OIBDA:
Communications	$7,589	$8,840	$13,368	$15,090
Commerce & Loyalty	188	290	320	(194)
Social Media	4,940	6,216	9,439	9,855
Total segment adjusted OIBDA	12,717	15,346	23,127	24,751
Unallocated corporate expenses	(3,379)	(5,191)	(7,907)	(11,378)
Consolidated adjusted OIBDA	$9,338	$10,155	$15,220	$13,373

(a) Effective in the first quarter of 2015, the Company modified how it reports segment information to the Company’s Chief Operating Decision Maker (“CODM”) as the information regularly reviewed by the CODM had changed. As a result of the changes, the Company now reports three operating segments to the CODM, including the Communications segment, as well as separately reporting the operating results of the Commerce & Loyalty and Social Media segments (which in prior periods were reported to the CODM together as the Content & Media segment). This change has been reflected through a retroactive revision of prior-period segment information to conform to the newly-defined segment information.

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics(a)

	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Consolidated:
Revenues (in thousands)	$50,064	$49,907	$54,414	$52,862	$54,600

Communications:
Segment revenues (in thousands)	$23,208	$24,264	$26,001	$25,295	$26,195
% of consolidated revenues	46%	49%	48%	48%	48%

Pay accounts(3) (in thousands):
Internet access	274	294	301	314	328
Other	179	184	189	193	197
Total Communications pay accounts	453	478	490	507	525

Segment churn(5)	3.0%	3.1%	2.8%	2.8%	3.0%
ARPU(4)	$11.54	$11.56	$11.14	$10.91	$10.72
Segment active accounts(3) (in millions)	1.0	1.0	1.0	1.1	1.1

Commerce & Loyalty:
Segment revenues (in thousands)	$8,260	$7,145	$9,098	$7,166	$7,355
% of consolidated revenues	16%	14%	17%	14%	13%

Gross merchandise sales(6) (in thousands)	$54,436	$50,669	$68,284	$47,793	$47,155

Social Media:
Segment revenues (in thousands)	$18,855	$18,759	$19,524	$20,623	$21,261
% of consolidated revenues	38%	38%	36%	39%	39%

Pay accounts (in thousands)	2,369	2,386	2,406	2,485	2,519
Segment churn	3.0%	3.1%	3.2%	2.8%	3.0%
ARPU	$2.32	$2.31	$2.44	$2.49	$2.49
Segment active accounts (in millions)	8.8	8.8	8.3	8.9	9.2
Average currency exchange rate: EUR to USD	1.11	1.13	1.25	1.33	1.37

(a) More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

Non-GAAP Measures and Key Metrics

In evaluating the company’s performance, management uses adjusted OIBDA, calculated both on a consolidated and segment basis, and free cash flow measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses that would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring and other exit costs may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company's regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company’s core results and tend to vary based on timing, frequency and magnitude.

Restructuring and Other Exit Costs—Restructuring and other exit costs consist primarily of employee termination costs, facility closure and relocation costs, and contract termination costs.

Litigation or Dispute Settlement Charges or Gains—These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs—The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures and Key Metrics

(1) Adjusted operating income (loss) before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income (loss) before depreciation; amortization; stock-based compensation; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA has been and may continue to be modified from time to time to take into account non-cash or unusual, infrequent or non-recurring charges. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance. The company’s board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company’s management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company’s business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income (loss), directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income (loss) is provided in the accompanying tables. In addition, many of the adjustments to the company’s GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in the company’s financial results for the foreseeable future.

Adjusted OIBDA for each of the company’s segments is defined by the company as segment income (loss) from operations before stock-based compensation, restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been and may continue to be modified from time to time to take into account non-cash or unusual, infrequent or non-recurring charges. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (i) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (ii) expenses that are not reflective of the segment’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income (loss) from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash paid for or received from litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring and other exit costs, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and other exit costs, cash paid for or received from litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay dividends, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(3) A pay account is defined as a member who has paid for a subscription to a Communications or Social Media service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services, with the exception of our free and prepaid mobile broadband service, are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber because one subscriber could have several pay accounts. In addition, at any point in time, our pay account base includes customers who previously purchased prepaid mobile broadband service and have been inactive for 90 days or less, as well as a number of accounts receiving a free period of service as either a promotion or retention tool, such as the subscribers receiving our free mobile broadband service, and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free dial-up Internet access and email accounts that logged on to our services at least once during the preceding 31 days. Social Media segment active accounts are defined as the sum of all pay accounts as of the date presented; the monthly average for the period of all free accounts who have visited our domestic or international social networking websites (excluding schoolFeed, the Names Database and Yearbook app) at least once during the period; and the monthly average for the period of all loyalty marketing members who have earned or redeemed points during such period.

(4) ARPU is calculated by dividing services revenues generated from the pay accounts of our Communications or Social Media segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(5) Our average monthly churn rate for a period is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period. Our average monthly churn percentage may fluctuate from period to period due to our mix of subscription terms, which affects the timing of subscription expirations, and other factors. We make certain normalizing adjustments to the calculation of our churn percentage for periods in which we add a significant number of pay accounts due to acquisitions. For our Communications segment pay accounts, we do not include in our churn calculation accounts canceled during the first 30 days of service, other than dial-up accounts that have upgraded from free accounts, and we do not include customers who previously purchased prepaid mobile broadband service and have been inactive for 90 days or more. A number of such accounts nevertheless will be included in our account totals at any given measurement date. Subscribers who cancel one pay service but subscribe to another pay service are not necessarily considered to have canceled a pay account depending on the services and, as such, our segment churn rates are not necessarily indicative of the percentage of subscribers canceling any particular service.

(6) Gross merchandise sales is the total dollar value of Commerce & Loyalty member purchases during the reporting period, excluding applicable taxes and net of refunds, directly on the MyPoints site, on third-party sites accessed through the MyPoints portal, or on other Commerce & Loyalty properties. We include the purchases and refunds that are reported by our partners on or before the 15th calendar day following the end of the reporting period, to allow our partners to report purchases completed within the reporting period.

About United Online®

United Online, Inc. (NASDAQ: UNTD), through its operating subsidiaries, is a leading provider of consumer products and services over the Internet, where the company’s brands have attracted a large online audience that includes more than 100 million registered accounts. The Company’s primary Communications service is Internet access. The Company’s Commerce & Loyalty segment provides a complete web, browser and mobile shopper experience through a portfolio of apps, browser extensions and online portals and promotes commerce and other engagement from its loyalty marketing service. The Company’s Social Media segment provides social networking services and products. United Online is headquartered in Woodland Hills, CA, and operates through a global network of locations in the U.S., Germany, and India.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: future financial performance and results; revenues; operating expenses; operating income (loss); capital expenditures; depreciation and amortization; stock based compensation; restructuring and dispute settlement costs; and strategic initiatives, including acquisitions and divestitures. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the effect of competition; our inability to maintain or increase our advertising revenues; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; risks associated with the integration or commercialization of new businesses, products, services, applications or features, or the success of new business models; our inability to maintain or increase the number of free and pay accounts, visitors to our websites, and members; problems associated with our operations, systems or technologies, including security breaches or inappropriate access to our network systems; our inability to retain key customers, vendors and personnel; changes in tax laws, our business or other factors that would impact anticipated tax benefits; as well as the risk factors disclosed in our filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. We undertake no obligation to update these forward-looking statements to reflect the impact of events or circumstances arising after the date hereof, unless required by law.

CONTACT:
Investors:
Addo Communications
Kimberly Orlando
(310) 829-5400
investors@untd.com